Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL AND PURCHASE NOTICE

2.75% CONVERTIBLE SENIOR DEBENTURES DUE 2026

ISSUED BY

TECH DATA CORPORATION

CUSIP Number: 878237AE6

This Letter of Transmittal and Purchase Notice (this “Purchase Notice”) relates to the purchase by Tech Data Corporation, a corporation duly organized and existing under the laws of the State of Florida (the “Company”), of its 2.75% Convertible Senior Debentures Due 2026 (the “Debentures”), at the option of the holder thereof, pursuant to the terms and conditions set forth in the Indenture, dated as of December 20, 2006 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the Debentures. The right of a Holder to require the Company to purchase the Debentures, as described in the Company Notice, dated November 16, 2011 and the related notice materials, as amended and supplemented from time to time, is referred to herein as the “Put Option.”

To exercise the Put Option, holders of Debentures (the “Holders”) must complete and deliver this Purchase Notice to Global Bondholder Services Corporation (the “Depositary”) by midnight, New York City time, on Wednesday, December 14, 2011 (the “Expiration Date”). A Purchase Notice may be withdrawn at any time before midnight, New York City time, on the Expiration Date. The Put Option expires at midnight, New York City time, on the Expiration Date.

HOLDERS WHO HOLD THEIR DEBENTURES THROUGH THE DEPOSITORY TRUST COMPANY (“DTC”) WHO WISH TO EXERCISE THE PUT OPTION AND DELIVER THEIR DEBENTURES TO THE DEPOSITARY NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE DEPOSITARY IF SUCH HOLDERS TRANSMIT THEIR ACCEPTANCE AND DELIVER THEIR DEBENTURES ELECTRONICALLY THROUGH DTC’S AUTOMATED TENDER OFFER PROGRAM (“ATOP”), SUBJECT TO THE TERMS AND PROCEDURES OF THAT SYSTEM. HOLDERS TRANSMITTING THEIR ACCEPTANCE AND DELIVERING THEIR DEBENTURES THROUGH DTC’S ATOP SYSTEM MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF THE ATOP PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

The Paying Agent is U.S Bank National Association. The address of the Paying Agent is:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Telephone: (800) 934-6802

The Depositary is Global Bondholder Services Corporation. The address of the Depositary is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attention: Corporate Actions

Telephone: (866) 794-2200

Fax: (212) 430-3775 or (212) 430-3779

Additional copies of this Letter of Transmittal and Purchase Notice may be obtained from Global Bondholder Services Corporation (the “Information Agent”). The address of the Information Agent is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attention: Corporate Actions

Telephone: (866) 794-2200

Fax: (212) 430-3775 or (212) 430-3779

The instructions accompanying this Purchase Notice should be read carefully before this Purchase Notice is completed.

This Purchase Notice can be used if:

•	certificates representing Debentures are physically delivered with it to the Depositary,

•	Debentures are concurrently delivered by book-entry transfer to the Depositary’s account at DTC, or

•	Holders wish to exercise the Put Option without simultaneously delivering their Debentures to the Depositary.

Holders who hold their Debentures through DTC who wish to exercise the Put Option and deliver their Debentures to the Depositary need not submit a physical Purchase Notice to the Depositary if such Holders transmit their acceptance and deliver their Debentures electronically through DTC’s ATOP system, subject to the terms and procedures of that system. Holders transmitting their acceptance and delivering their Debentures through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC.

Any beneficial owner whose Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to exercise the Put Option should contact such registered holder of the Debentures promptly and instruct such registered holder to exercise the Put Option on behalf of the beneficial owner.

Delivery of this Purchase Notice and all other required documents to an address other than as set forth above does not constitute valid delivery to the Depositary. Delivery of documents to DTC or the Company does not constitute delivery to the Depositary. The method of delivery of all documents, including certificates representing Debentures, is at the risk of the Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You must sign this Purchase Notice in the appropriate space provided therefore, with signature guarantee if required, and complete a Form W-9 (available at the IRS website at www.irs.gov). See instructions 1, 2 and 12.

Ladies and Gentlemen:

By execution of this Letter of Transmittal and Purchase Notice (the “Purchase Notice”), each signatory hereof (the “undersigned”) represents that the undersigned has received the Company Notice, dated November 16, 2011 (the “Company Notice”), of Tech Data Corporation, a Florida corporation (the “Company”), which provides the notice to the holders (the “Holders”) required pursuant to the Indenture. This Purchase Notice relates to the Company’s 2.75% Convertible Senior Debentures due 2026 (the “Debentures”), and the Holder’s right to require the Company to purchase the Debentures at a purchase price (the “Purchase Price”) equal to $1,000 per $1,000 principal amount of the Debentures, plus any accrued and unpaid interest, up to, but excluding, December 15, 2011 (the “Purchase Date”), subject to the terms and conditions set forth in the Indenture and the Debentures. Upon the terms and subject to the conditions set forth herein, the Company Notice and the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to the Company in and to the Debentures for which the Put Option is exercised hereby.

The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Debentures, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) present such Debentures and all evidences of transfer and authenticity to, or transfer ownership of, such Debentures on the account books maintained by The Depository Trust Company (“DTC”) to, or upon the order of, the Company, (2) present such Debentures for transfer and cancellation on the books of the relevant security registrar, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Debentures, all in accordance with the terms of and conditions set forth in the Indenture, the Company Notice and this Purchase Notice.

The undersigned hereby represents, warrants and covenants that:

(a) the undersigned owns the Debentures for which the Put Option is exercised hereby as contemplated by Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly exercise the Put Option for such Debentures;

(b) when and to the extent the Company accepts such Debentures for payment, the Company will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their delivery or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents that the Depositary or the Company deems necessary or desirable to complete the delivery of the Debentures for which the Put Option is exercised hereby and that are accepted for payment; and

(d) the undersigned has read and agrees to all of the terms of the Company Notice and this Purchase Notice.

The undersigned understands that the exercise of the Put Option is not made in acceptable form until receipt by the Depositary of this Purchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to the Company in its sole discretion (which may delegate power in whole or in part to the Depositary). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of Debentures for which the Put Option is exercised hereby will be determined by the Company in its sole discretion (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding on all parties.

The undersigned understands that all Debentures for which a Purchase Notice is validly delivered and not withdrawn prior to midnight, New York City time, on December 14, 2011, shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Debentures and in the Indenture. The undersigned understands that acceptance of the Debentures by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Indenture, the Company Notice and this Purchase Notice.

The check for the aggregate Purchase Price for such of the Debentures for which the Put Option is exercised hereby as are purchased will be issued to the order of the undersigned and mailed to the address indicated in the box entitled “Description of Debentures for which the Put Option is Exercised,” unless otherwise indicated in the boxes entitled “Special Issuance Instructions” or “Special Delivery Instructions” herein. In the event that the boxes entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” are completed, the check will be issued in the name of, and the payment of the aggregate Purchase Price will be mailed to, the address so indicated.

All authority conferred or agreed to be conferred in this Purchase Notice shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Purchase Notice shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

DESCRIPTION OF DEBENTURES FOR WHICH THE PUT OPTION IS EXERCISED

Debentures for which the Put Option is Exercised (Attach additional signed list, if necessary)
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Debentures) (1)	Certificate Number(s) (2)	Principal Amount Represented by Debentures	Principal Amount for which the Put Option is Exercised (2)(3)

Total Amount for which the Put Option is Exercised

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Debentures and the Depositary’s record of registered holders or, if the Put Option is exercised by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if the Debentures are delivered by book-entry transfer.
(3)	If you desire to exercise the Put Option for less than the entire principal amount evidenced by the Debentures listed above, please indicate in this column the portion of the principal amount of such Debentures for which you wish to exercise the Put Option; otherwise, the Put Option will be deemed to have been exercised for the entire principal amount evidenced by such Debentures.

METHOD OF DELIVERY

☐	CHECK HERE IF DEBENTURES ARE PHYSICALLY DELIVERED TO THE DEPOSITARY.

☐	CHECK HERE IF DEBENTURES ARE DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Delivering Institution:

Address:

Telephone:	Facsimile:

Contact Person:	Date Delivered:

DTC Account Number:	Transaction Code Number:

☐	CHECK HERE IF DEBENTURES ARE NOT SIMULTANEOUSLY DELIVERED TO THE DEPOSITARY.

HOLDERS WHO DELIVER THIS PURCHASE NOTICE WITHOUT SIMULTANEOUSLY DELIVERING THEIR DEBENTURES TO THE DEPOSITARY UNDERSTAND THAT DELIVERY OF THE DEBENTURES TO THE DEPOSITARY OR DELIVERY OF SUCH DEBENTURES BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC IS A CONDITION TO PAYMENT OF THE PURCHASE PRICE FOR SUCH DEBENTURES.

UNDER NO CIRCUMSTANCES WILL DEBENTURES ACCRUE INTEREST BY REASON OF ANY DELAY IN MAKING PAYMENT TO ANY PERSON WHO DELIVERS DEBENTURES AFTER THE PURCHASE DATE. THE PURCHASE PRICE FOR DEBENTURES DELIVERED AFTER THE PURCHASE DATE WILL BE THE SAME AS THAT FOR DEBENTURES DELIVERED PRIOR TO OR ON THE PURCHASE DATE.

IF THE PAYING AGENT HOLDS, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, SUFFICIENT CASH TO PAY THE PURCHASE PRICE FOR THE DEBENTURES BY 10:00 A.M., NEW YORK CITY TIME, ON THE PURCHASE DATE, THEN, ON AND AFTER SUCH DATE, SUCH DEBENTURES WILL CEASE TO BE OUTSTANDING AND INTEREST (INCLUDING CONTINGENT INTEREST) ON SUCH DEBENTURES WILL CEASE TO ACCRUE, WHETHER OR NOT THE DEBENTURES ARE DELIVERED TO THE DEPOSITARY OR DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC, AND ALL RIGHTS (OTHER THAN THE RIGHT TO RECEIVE THE PURCHASE PRICE UPON DELIVERY OF THE DEBENTURES) OF THE HOLDER OF SUCH DEBENTURES WILL TERMINATE.

IF ANY INTEREST PAYMENTS ARE MADE SUBSEQUENT TO THE BUSINESS DAY FOLLOWING THE PURCHASE DATE IN RESPECT OF DEBENTURES FOR WHICH A PURCHASE NOTICE HAS BEEN DELIVERED, THEN THE PURCHASE PRICE TO BE PAID, FOLLOWING DELIVERY OF SUCH DEBENTURES TO THE DEPOSITARY OR DELIVERY BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC, WILL BE REDUCED BY THE AMOUNT OF SUCH INTEREST PAYMENTS.

SPECIAL ISSUANCE

INSTRUCTIONS

(See Instructions 2, 4, 5 and 6)

To be completed ONLY if Debentures for which the Put Option is not exercised or which are not purchased and/or any check for the aggregate Purchase Price of Debentures purchased are to be issued in the name of and sent to someone other than the undersigned, or if Debentures delivered by book-entry transfer which are not accepted for purchase are to be credited to an account maintained at DTC other than the one designated above.

Issue Check and/or Debentures to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Taxpayer Identification Number or Social Security Number)

Credit Debentures not purchased by book-entry to DTC account number:

(DTC Account Number)

(Account Party)

SPECIAL DELIVERY

INSTRUCTIONS

(See Instructions 2, 4, 5 and 6)

To be completed ONLY if Debentures for which the Put Option is not exercised or which are not purchased and/or any check for the aggregate Purchase Price of Debentures purchased, issued in the name of the undersigned, are to be sent to someone other than the undersigned, or to the undersigned at an address other than that indicated above.

Mail Check and/or Debentures to:

Name:

(Please Print)

Address:

(Include Zip Code)

NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE

(See Instructions 1 and 5)

(Please Complete Form W-9)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Debentures or on a security position listing or by person(s) authorized to become registered Holder(s) of the Debentures by documents transmitted with this Purchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

Signature(s) of Holder(s)

Date:                             , 2011

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

Tax Id./S.S. Number(s):
(Taxpayer Identification Number(s) or Social Security Number(s)

Address(es):
(Include Zip Code)

THE GUARANTEE BELOW MUST BE COMPLETED.

Guarantee of Signature(s)

(See Instructions 2 and 5)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                             , 2011

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Purchase Notice

1. Delivery of Purchase Notice and Debentures. This Purchase Notice can be used if Debentures are delivered with it to the Depositary or if Debentures are concurrently delivered by book-entry transfer to the Depositary’s account at DTC. This Purchase Notice can also be used by Holders who wish to exercise the Put Option without simultaneously delivering their Debentures to the Depositary. A Holder who uses this Purchase Notice to exercise the Put Option without simultaneously delivering Debentures understands that payment of the Purchase Price is subject to the delivery of the Debentures to the Depositary or delivery of such Debentures by book-entry transfer to the account maintained by the Depositary with DTC. Holders who hold their Debentures through DTC who wish to exercise the Put Option and deliver their Debentures to the Depositary need not submit a physical Purchase Notice to the Depositary if such Holders transmit their acceptance and deliver their Debentures electronically through DTC’s ATOP system, subject to the terms and procedures of that system. Holders transmitting their acceptance and delivering their Debentures through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC. Debentures or confirmation of the delivery of Debentures by book-entry transfer to the Depositary through DTC, together with a properly completed and duly executed Purchase Notice or agent’s message and any other required documents, should be delivered to the Depositary at the appropriate address set forth on the first page of this Purchase Notice and must be received by the Depositary prior to midnight, New York City time, on the Expiration Date. The term “agent’s message” means a message, transmitted to DTC and received by the Depositary and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Purchase Notice and that the Company may enforce this Purchase Notice against the undersigned. Delivery of documents to DTC or the Company does not constitute delivery to the Depositary.

The method of delivery of all documents, including Debentures, this Purchase Notice and any other required documents, is at the election and risk of the Holder(s) exercising the Put Option. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

Each Holder who exercises the Put Option, by execution of this Purchase Notice, waives any right to receive any notice of the acceptance of his or her Debentures for purchase.

2. Guarantee of Signatures. No signature guarantee is required if either:

(a) this Purchase Notice is signed by the registered Holder(s) of the Debentures (which term, for purposes of this Purchase Notice, includes any participant in DTC whose name appears on a security position listing as the Holder of such Debentures) delivered with the Purchase Notice, unless such Holder has completed the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” above; or

(b) the Debentures for which the Put Option is exercised are held for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”).

In all other cases an Eligible Institution must guarantee the signatures on this Purchase Notice. See Instruction 5.

3. Inadequate Space. If the space provided in the box captioned “Description of Debentures for which the Put Option is Exercised” is inadequate, the certificate numbers, the principal amount represented by the Debentures and the principal amount of Debentures for which the Put Option is exercised should be listed on a separate signed schedule and attached to this Purchase Notice.

4. Partial Exercise of the Put Option. (Not applicable to Holders who deliver Debentures by book-entry transfer.) If the Put Option is to be exercised for less than all of the principal amount of Debentures evidenced by the certificates, fill in the portion of the principal amount of such Debentures for which the Put Option is to be exercised in the column entitled “Principal Amount for which the Put Option is Exercised” in the box captioned

“Description of Debentures for which the Put Option is Exercised.” In such case, a new certificate for the remainder of the Debentures evidenced by the old certificate will be issued and sent to the registered Holder(s), unless otherwise specified in the box entitled “Special Issuance Instructions” and/or “Special Delivery Instructions” in this Purchase Notice, as promptly as practicable following the Purchase Date; provided, however, that each Debenture purchased and each new Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. The Put Option for the full principal amount of Debentures listed and delivered to the Depositary is deemed to have been exercised unless otherwise indicated.

5. Signatures on Purchase Notice and Endorsements.

(a) If this Purchase Notice is signed by the registered Holder(s) of the Debentures for which the Put Option is exercised hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Debentures without any change whatsoever.

(b) If the Debentures are registered in the names of two or more joint Holders, each such Holder must sign this Purchase Notice.

(c) If any Debentures for which the Put Option is to be exercised are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Purchase Notices as there are different registrations of Debentures.

(d) (Not applicable to Holders who deliver Debentures by book-entry transfer.) When this Purchase Notice is signed by the registered Holder(s) of the Debentures and transmitted hereby, no endorsements of Debentures are required unless payment is to be made, or the Debentures for which the Put Option is not exercised or which are not purchased are to be issued to a person other than the registered Holder(s). See Instruction 2. In such an event, signature(s) on such Debentures must be guaranteed by an Eligible Institution. If this Purchase Notice is signed by a person other than the registered Holder(s) of the Debentures listed, the assignment form on the Debentures must be completed and signed exactly as the name(s) of the registered Holder(s) appear(s) on the Debentures and signature(s) on such Debentures must be guaranteed by an Eligible Institution. See Instruction 2.

(e) If this Purchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

6. Special Payment and Special Delivery Instructions. The Holder(s) signing this Purchase Notice to exercise the Put Option should indicate in the applicable box or boxes the name and address to which Debentures for principal amounts for which the Put Option is not exercised or which are not purchased or checks for payment of the aggregate Purchase Price are to be issued or sent, if different from the name(s) and address(es) of such Holder(s). In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated. If no instructions are given, Debentures for which the Put Option is not exercised or which are not purchased will be returned to the Holder(s). Any Holder(s) delivering Debentures by book-entry transfer may request that Debentures for which the Put Option is not exercised or which are not purchased be credited to such account at DTC as such Holder(s) may designate under the caption “Special Issuance Instructions.” If no such instructions are given, any such Debentures for which the Put Option is not exercised or which are not purchased will be returned by crediting the account at DTC designated above.

7. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any Debentures for which the Put Option is exercised and its determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any and all exercises of the Put Option and deliveries of Debentures that it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the exercise of the Put Option for and delivery of any particular Debenture. No exercise of the Put Option for or delivery of Debentures will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with the exercise of the Put Option or delivery of Debentures must be cured within such time as the Company shall determine. The Company’s interpretation of the terms of the Purchase Notice (including these instructions) will be final and binding on all parties. None of the Company, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in the exercise of the Put Option or delivery of Debentures and none of them will incur any liability for failure to give such notice.

8. Mutilated, Lost, Stolen or Destroyed Certificates for Debentures. Any Holder(s) whose certificates for Debentures have been mutilated, lost, stolen or destroyed should write to or telephone the Depositary at the address or telephone number set forth on the front cover page of this Purchase Notice.

The Holder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificates. This Purchase Notice and related documents cannot be processed until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.

9. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Information Agent and additional copies of the Company Notice and this Purchase Notice may also be obtained from the Information Agent.

10. Withdrawal Rights. You may withdraw a Purchase Notice, for some or all of the Debentures for which such Purchase Notice has been delivered, at any time before midnight, New York City time, on the Expiration Date. See Section 4 of the Company Notice for a more detailed description of withdrawal rights.

11. Transfer Taxes. If payment of the Purchase Price is to be made to, or if Debentures for which the Put Option is not exercised or which are not purchased are to be registered in the name of, any persons other than the registered Holder(s), or if Debentures for which the Put Option is exercised are registered in the name of any person other than the person(s) signing this Purchase Notice, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

12. Important Tax Information. Under U.S. federal income tax law, a Holder that exercises the Put Option is required to provide the Depositary with such Holder’s current taxpayer identification number (“TIN”) on a properly completed Form W-9 (available at the IRS website at www.irs.gov) or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is his or her Social Security number. If the Depositary is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made to such Holder with respect to Debentures purchased pursuant to the Put Option may be subject to 28% backup withholding.

Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Holder must submit to the Depositary a properly completed Internal Revenue Service Form W-8 BEN (available at the IRS website at www.irs.gov), signed under penalties of perjury, attesting to that individual’s exempt status.

If backup withholding applies, the Paying Agent is required to withhold 28% of any payment made to the Holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. The Paying Agent cannot refund amounts withheld by reason of backup withholding.

Holders are encouraged to consult with their own tax advisors regarding compliance with the backup withholding rules.